As filed with the Securities and Exchange Commission on November 21, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLDWIDE RESTAURANT CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4307254
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

15301 Ventura Boulevard	(Zip Code)
Building B – Suite 300
Sherman Oaks, California	91403
(Address of principal executive offices)

WORLDWIDE RESTAURANT CONCEPTS, INC.
1997 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

MR. A. KEITH WALL
VICE PRESIDENT & CHIEF FINANCIAL OFFICER
WORLDWIDE RESTAURANT CONCEPTS, INC.
15301 VENTURA BOULEVARD
BUILDING B – SUITE 300
SHERMAN OAKS, CALIFORNIA 91403
(Name and address of agent for service)

(818) 662-9800
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
to be Registered	Registered[1]	Share	Price[2]	Fee

Common Stock	1,200,000	$3.23	$3,876,000	$314

Total	1,200,000	$3.23	$3,876,000	$314

1 These shares are reserved for issuance pursuant to the Worldwide Restaurant Concepts, Inc. 1997 Employee Stock Incentive Plan (the “Plan”). Pursuant to Rule 416, also being registered are additional shares of Common Stock as may become issuable under the Plan through the operation of anti-dilution provisions.

2 Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the Common Stock of Worldwide Restaurant Concepts, Inc. (previously known as Sizzler International, Inc.) in the consolidated reporting system of the New York Stock Exchange on November 20, 2003 of $3.23.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents of the registrant previously filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference:

(1)	The registrant’s Annual Report on Form 10-K for the year ended April 30, 2003;

(2)	The registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2003;

(3)	The registrant’s Current Report on Form 8-K filed with the SEC on August 22, 2003;

(4)	The registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 29, 2003;

(5)	The registrant’s Current Report on Form 8-K filed with the SEC On October 9, 2003;

(6)	The registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2003;

(7)	The registrant’s Current Report on Form 8-K filed with the SEC on October 17, 2003;

(8)	The registrant’s Current Report on Form 8-K filed with the SEC on November 18, 2003; and

(9)	The registrant’s description of the Common Stock contained in the Company’s Registration Statement on Form 8-A dated March 7, 1991 together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

The consolidated financial statements as of and for the year ended April 30, 2001 included in the Annual Report on Form 10-K of the registrant, which are incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. After reasonable efforts, the registrant has been unable to obtain Arthur Andersen’s consent to the incorporation by reference in this registration statement of Arthur Andersen’s reports with respect to those financial statements. Rule 437a under the Securities Act of 1933 allows the registrant to omit the consent from this filing, and permits the registrant to incorporate by reference Arthur Andersen’s reports into present and future registration statements.

Section 11(a) of the Securities Act provides that if any part of a registration statement, at the time it becomes effective, contains an untrue statement of material fact, or omits to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, then any person acquiring such security (unless such person knew of the untruth or omission at the time of acquisition of such security), may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation, which purports to have been prepared or certified by the accountant.

Arthur Andersen has not consented to the incorporation by reference of its audit reports in this registration statement. Arthur Andersen may, therefore, not be liable under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its reports in this registration statement. The registrant believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including the registrant’s officers and directors, may still rely on Arthur Andersen’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law (the “GCL”) of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the GCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Company.

The Company’s Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the GCL. Under Section 102(b)(7) of the GCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions of the GCL imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

          None.

Item 8. Exhibits.

          See Exhibit Index and Exhibits at the end of this Registration Statement.

Item 9. Undertakings.

          1.       The undersigned registrant hereby undertakes:

                  (i)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (ii)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                  (iii)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sherman Oaks, State of California, on this 21 day of November, 2003.

WORLDWIDE RESTAURANT CONCEPTS, INC.

By	/s/ Charles L. Boppell
Charles L. Boppell
Chief Executive Officer

POWER OF ATTORNEY

          Each individual whose signature appears below constitutes and appoints Charles L. Boppell and A. Keith Wall and each or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Charles L. Boppell Charles L. Boppell	Director and Chief Executive Officer (Principal Executive Officer)	November 21, 2003

/s/ Phillip D. Matthews Phillip D. Matthews	Director and Chairman of the Board	November 21, 2003

/s/ James A. Collins James A. Collins	Director and Chairman Emeritus	November 21, 2003

/s/ Peggy Cherng Peggy Cherng	Director	November 21, 2003

/s/ Leonard H. Dreyer Leonard H. Dreyer	Director	November 21, 2003

/s/ Barry E. Krantz Barry E. Krantz	Director	November 21, 2003

/s/ Robert A. Muh Robert A. Muh	Director	November 21, 2003

/s/ Charles F. Smith Charles F. Smith	Director	November 21, 2003

/s/ A. Keith Wall A. Keith Wall	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2003

EXHIBIT INDEX

EXHIBIT		SEQUENTIALLY
NO.	DESCRIPTION	NUMBERED PAGE

4.1	Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Form S-4 Registration Statement (Registration No. 33-38412)	N/A

4.2	Certificate of Ownership and Merger of Worldwide Restaurant Concepts, Inc. into the Registrant, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-47661 filed November 14, 2001	N/A

4.3	Bylaws of the Registrant as amended through September 4, 2001, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed July 17, 2003	N/A

4.4	The Registrant’s 1997 Employee Stock Incentive Plan, as amended through August 26, 2003, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Post-Effective Amendment No. 3 to Form S-8 Registration Statement, filed September 3, 2003	N/A

4.5	Rights Agreement dated January 22, 2001 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed January 22, 2001	N/A

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, incorporated herein by reference to Amendment No. 1 to the Registrant’s Form S-4 Registration Statement No. 33-38412	N/A

5.1	Opinion of Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.	8

23.1	Consent of Deloitte & Touche LLP	9

23.2	Consent of Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C. (included in Exhibit 5.1)	N/A

24.1	Power of Attorney (included on signature page)	N/A